UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

ENDEAVOR EMERGING OPPORTUNITIES FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	000-53118	20-8870560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)
4647 Saucon Creek Road, Suite 205
Center Valley, PA 18034

Registrant’s telephone number, including area code: (610) 366-3922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 28, 2013, Bridgeton Global Directional Fund, LP (the “Partnership”) changed its name from Bridgeton Global Directional Fund, LP to Endeavor Emerging Opportunities Fund, LP.  The Partnership filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Limited Partnership (the “LP Certificate of Amendment”) and the Partnership’s general partner executed an Amendment (the “LP Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Partnership to effectuate the name change.  The LP Certificate of Amendment and LP Amendment are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to Certificate of Limited Partnership of Bridgeton Global Directional Fund, LP

3.2	The Second Amended and Restated Limited Partnership Agreement of Bridgeton Global Directional Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2013

ENDEAVOR EMERGING OPPORTUNITIES FUND, LP

By: Bridgeton Fund Management, LLC
Its General Partner

	By:	/s/Stephen J. Roseme
Stephen J. Roseme
Chief Executive, Principal Executive Officer and
Principal Financial Officer